Exhibit 99.1
Press Release	Source: Lawson Products, Inc.

Lawson Products, Inc. Announces Third Quarter 2006 Results

Friday October 27, 5:52 pm ET

DES PLAINES, Ill., Oct. 27 /PRNewswire-FirstCall/ -- Lawson Products, Inc. (Nasdaq: LAWS - News), (the "Company"), an international distributor of services, systems and products to the maintenance, repair and operations ("MRO") and original equipment manufacturing markets ("OEM"), today announced financial results for its third quarter ended September 30, 2006. Net sales for the third quarter increased by 10.4 percent to $129.1 million, from $117.0 million and net income decreased 53.3 percent to $3.1 million from $6.6 million compared to the same period of 2005. Diluted earnings per share were $0.34 for the quarter, a 53.4 percent decrease from $0.73 in the 2005 third quarter.

Third quarter 2006 operating income was $5.6 million compared to $11.1 million in the prior year. The third quarter of 2006 had one less sales day than the prior year quarter. Excluding costs associated with stock performance rights, legal costs associated with the previously disclosed ongoing investigation and severance costs related to operations improvements, adjusted non-GAAP operating income for the third quarter 2006 was $7.2 million compared to $11.0 million in the prior year quarter. "Adjusted non-GAAP operating income" is reconciled to GAAP operating income on the attached income statement. Third quarter 2006 results include the operations of Rutland Tool & Supply Co. (Rutland), which was acquired in December 2005. Rutland accounted for $13.4 million of net sales and $0.4 million of operating income in the third quarter 2006.

"Third quarter operating income was adversely impacted by the termination of a number of independent sales representatives which occurred throughout 2006; nevertheless, we continued to implement marketing, sales and operations initiatives that management believes are important to the Company's future growth and profitability," stated Robert J. Washlow, Chairman and CEO.

The effective tax rate was 47.4 percent for the third quarter 2006 and 38.7 percent in the prior year quarter. The increase in the third quarter 2006 effective tax rate is primarily due to higher state income taxes, resulting from California unitary tax obligations triggered by Rutland's operations in 2006. The company believes that its 2006 full year effective tax rate will approximate the year-to-date September, 2006 effective rate of 42.5 percent.

During the third quarter, the Company announced and initiated a modified "Dutch Auction" self-tender offer for up to 1,000,000 shares, which it completed in early October resulting in the repurchase of 486,493 shares at $43 per share.

About Lawson Products

Lawson Products is an international leader in selling and distributing systems, services and products to the industrial, commercial and institutional maintenance, repair and replacement (MRO) market. The Company also manufacturers, sells and distributes production and specialized component parts to the original equipment marketplace (OEM) including the automotive, appliance, aerospace, construction and transportation industries.

This release contains certain forward-looking statements that involve risks and uncertainties. The terms "may," "should," "could," "anticipate," "believe," "continues", "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from the expectations. These risks include, but are not limited to: the impact of governmental investigations, such as the ongoing investigation by U.S. Attorney's office for the Northern District of Illinois; excess and obsolete inventory; disruptions of the Company's information systems; risks of rescheduled or cancelled orders; increases in commodity prices; the influence of controlling stockholders; competition and competitive pricing pressures; the effect of general economic conditions and market conditions in the markets and industries the Company serves; the risks of war, terrorism, and similar hostilities; and, all of the factors discussed in the Company's "Risk Factors" set forth in its Annual Report on Form 10-K for the year ended December 31, 2005. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise."

LAWSON PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Amounts in	Three Months Ended	Nine Months Ended
thousands, except	September 30,	September 30,
per share data)	2006	2005	2006	2005

Net sales	$129,125	$116,965	$391,990	$334,580
Cost of goods sold	52,194	42,884	161,001	125,933

Gross profit	76,931	74,081	230,989	208,647

Selling, general and
administrative
expenses	71,311	62,966	211,159	179,523
Loss on sale of
equipment	---	---	806	---

Operating income (a)	5,620	11,115	19,024	29,124

Investment and other
income	223	102	1,204	608
Interest expense	---	(1)	---	(7)

Income from continuing
operations before income
taxes and cumulative
effect of accounting
change	5,843	11,216	20,228	29,725

Provision for income
taxes	2,768	4,338	8,587	11,790

Income from continuing
operations before
cumulative effect of
accounting change	3,075	6,878	11,641	17,935

Loss from discontinued
operations, net of
income taxes	---	(288)	(12)	(781)

Income before cumulative
effect of accounting
change	3,075	6,590	11,629	17,154

Cumulative effect of
accounting change,
net of income taxes	---	---	(361)	---

Net income	$3,075	$6,590	$11,268	$17,154

Basic Income (Loss)
per share of common
stock:
Continuing operations
before cumulative
effect of accounting
change	$0.34	$0.76	$1.30	$1.90
Discontinued
operations	---	(0.03)	---	(0.08)
Cumulative effect of
accounting change	---	---	(0.04)	---
$0.34	$0.73	$1.26	$1.82

Diluted Income (Loss)
per share of common
stock:
Continuing operations
before cumulative
effect of accounting
change	$0.34	$0.76	$1.29	$1.89
Discontinued
operations	---	(0.03)	---	(0.08)
Cumulative effect of
accounting change	---	---	(0.04)	---
$0.34	$0.73	$1.25	$1.81

Cash dividends declared
per share of common
stock	$0.20	$0.20	$0.60	$0.60

Weighted average
shares outstanding:

Basic	8,998	9,018	8,987	9,440

Diluted	9,004	9,035	8,993	9,468

Reconciliation of GAAP
to Adjusted Non-GAAP
Operating Income:
(a) Operating income
as reported GAAP	$5,620	$11,115	$19,024	$29,124
Expenses (income) for
change in value of
stock performance
rights	506	(142)	1,403	(999)
Legal expenses for
Federal investigation	528	---	2,553	---
Loss on sale of equipment	---	---	806	---
Severance costs	550	---	550	---

Adjusted non-GAAP
operating income	$7,204	$10,973	$24,336	$28,125

The Company believes that the adjusted non-GAAP operating income comparison above helps investors compare current operating results to prior periods.

LAWSON PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30,	December 31,
(Amounts in thousands)	2006	2005
(UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents	$20,142	$15,467
Accounts receivable, less
allowance for doubtful accounts	62,673	60,102
Inventories	84,727	79,125
Other current assets	6,309	11,870
Discontinued current assets	603	1,462

Total Current Assets	174,454	168,026

Property, plant and equipment, less
allowances for depreciation and
amortization	42,265	45,662
Deferred income taxes	21,183	18,212
Goodwill, less accumulated
amortization	27,999	27,999
Other assets	21,143	19,322
Discontinued non-current assets	3	3

Total Assets	$287,047	$279,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,559	$9,380
Accrued expenses and other
liabilities	38,844	41,495
Income taxes	1,668	---
Discontinued current liabilities	827	1,668

Total Current Liabilities	51,898	52,543

Accrued liability under security
bonus plans	25,002	23,866
Other	18,090	17,390
43,092	41,256

Total Stockholders' Equity	192,057	185,425
Total Liabilities and
Stockholders' Equity	$287,047	$279,224